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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Power-One, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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740 Calle Plano
Camarillo, California 93012

Notice of Annual Meeting of Stockholders

To Our Stockholders:

WHAT:	Our Annual Meeting of Stockholders for Fiscal Year Ending December 30, 2007
WHEN:	April 22, 2008 at 8:00 a.m., local time
WHERE:	Courtyard Marriott, 4994 Verdugo Way, Camarillo, California 93012
WHY:	At this meeting, we plan to:
	1.	Elect all directors;
	2.	Amend the 2004 Stock Incentive Plan;
	3.	Ratify the appointment of Deloitte & Touche as independent auditors of Power-One, Inc. for the 2008 fiscal year; and
	4.	Transact any other business which may properly be presented at the meeting or any adjournment.

        Only stockholders of record at the close of business on March 3, 2008 (the "Record Date") will receive notice and be eligible to vote at the meeting.

        All stockholders are encouraged to attend the Annual Meeting. Whether or not you plan to attend, please promptly return the enclosed proxy card to ensure that your shares are represented at the Annual Meeting.

        Please refer to the enclosed proxy card for voting directions. Please vote as soon as possible. We have enclosed a postage-prepaid envelope for your convenience for return of the proxy card.

By Order of the Board of Directors,

Randall H. Holliday Secretary

Camarillo, California
March 14, 2008

GENERAL INFORMATION

        The Board of Directors of Power-One, Inc. seeks your Proxy for use at our Annual Meeting of Stockholders. We will hold the meeting according to our Notice of Annual Meeting, unless we adjourn to a later date and/or time.

        This Proxy Statement and the accompanying Notice of Annual Meeting discuss the purposes of the Annual Meeting. This Proxy Statement, the accompanying Notice of Annual Meeting and enclosed proxy card first will be sent to stockholders on or about March 14, 2008.

*  VOTING AND SOLICITATION

        Each share of our common stock has one vote on all matters submitted to our stockholders at the Annual Meeting. Stockholders of record as of the close of business on March 3, 2008 will receive notice of and may vote at the Annual Meeting. Eligible stockholders may vote by marking, signing, and returning the proxy card.

        There were 87,414,203 shares of our common stock outstanding as of March 3, 2008. The closing sale price on that date was $2.59 per share. Our common stock is quoted on the NASDAQ Global Market® under the symbol "PWER."

        We have not hired a firm to assist in the proxy solicitation process but may do so if we determine that such assistance is necessary or advisable. If we retain such a firm, we will pay all fees and reasonable out-of-pocket expenses related to the retention of any such proxy solicitation firm. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in sending solicitation materials to beneficial owners.

        Voting Matters.    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the meeting.

        Our inspector of elections will count all votes cast in person or by proxy at the Annual Meeting.

        The nominees for director receiving the most votes will be elected. Stockholders do not have the right to cumulate votes in the election of directors. Each proposal described in this Proxy Statement, other than the election of directors, requires the affirmative vote of the holders of a majority of our common stock having voting power present, in person or represented by proxy, at the Annual Meeting. Abstentions and broker non-votes will have no effect with respect to the election of directors. With respect to all other proposals submitted to the stockholders, abstentions will be included in the number of votes present and entitled to vote on that proposal and, accordingly, will have the same effect as a negative vote.

        Under NASDAQ rules, if you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on how to vote your shares, your broker or nominee will be permitted to exercise voting discretion with respect to the election of directors and ratification of the appointment of auditors but not with respect to the amendment of the 2004 Stock Incentive Plan. "Broker non-votes" will result when a broker or nominee is not instructed to vote for a proposal for which they do not have voting discretion. Broker non-votes with respect to any proposal submitted to the stockholders will not be counted as shares present and entitled to vote on that proposal and, accordingly, will not have any effect with respect to the approval of the proposal (other than to reduce the number of affirmative votes required to approve the proposal).

        Revoking Your Proxy.    Any Proxy may be revoked at any time before it is actually voted at the Annual Meeting. Regardless of the method of voting used, you may revoke your Proxy by:

  •
  Delivering a written notice of revocation, dated later than the Proxy, before the vote is taken at the Annual Meeting.

  •
  Executing a later dated Proxy before the vote is taken at the Annual Meeting.

  •
  Voting in person at the Annual Meeting (your attendance at the meeting, by itself, does not revoke your earlier Proxy).

        Any written notice of revocation, or later Proxy, should be delivered to our principal executive offices at Power-One, Inc., 740 Calle Plano, Camarillo, CA 93012, Attention: Secretary.

*  DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE FISCAL 2008 ANNUAL MEETING

        Any stockholder who intends to present a proposal at our Annual Meeting for fiscal year 2008 must deliver the proposal to us at our principal executive offices not later than November 14, 2008 for inclusion in our Proxy Statement and form of Proxy relating to the meeting.

        Stockholder proposals to be presented at an Annual Meeting of Stockholders but not submitted for inclusion in our Proxy Statement for that meeting must be received by our Secretary at our principal executive offices not less than 90, nor more than 120 days prior to the meeting. However, if less than 100 days' notice from the date of the meeting is given to stockholders, then notice by the stockholder of any proposal need only be received within 10 days from the date on which notice of the meeting is given. Stockholder proposals must contain information required by Section 2.10 of our bylaws and comply with applicable legal requirements.

        Our bylaws are available via the "Governance—Introduction" link found under our main "Investors" link at our website located at www.power-one.com. Alternatively, any stockholder may obtain a copy of our bylaws by submitting a request to our Secretary at our principal executive offices.

PROPOSAL 1
ELECTION OF DIRECTORS

        Directors are to be elected at the Annual Meeting of Stockholders. All of the nominees for director listed below are currently serving as a director.

        Each nominee has indicated his or her willingness to serve if elected, but if any nominee should become unable to serve, we will vote the Proxies we receive for the election of such other person as our directors select. We are not aware of any reason why any of our nominees will be unable or will decline to continue to serve as a director. Background information on each nominee appears below.

Director Nominees

        The following individuals are our director nominees.

Name of Nominee	Age(1)	Principal Occupation	Year First Elected	Independence per Board Determination
Kendall R. Bishop	69	Retired Attorney	2000	Independent per NASDAQ rules
Gayla J. Delly	48	President, Benchmark Electronics, Inc.	2005	Independent per NASDAQ rules
Steven J. Goldman	50	Previous Chairman of the Board of Power-One, Inc.	1988	Not Independent per NASDAQ rules
Jon E.M. Jacoby	69	Vice Chairman and Sr. Principal of Stephens Group, LLC	1995	Independent per NASDAQ rules
Mark Melliar-Smith	62	Chief Executive Officer, Molecular Imprints, Inc.	2001	Independent per NASDAQ rules
Richard J. Thompson	58	Chief Executive Officer, Power-One, Inc.	2007	Not Independent per NASDAQ rules
Jay Walters	60	Chairman of the Board of Power-One, Inc.	2000	Independent per NASDAQ rules

(1)
As of March 3, 2008

        Kendall R. Bishop.    Mr. Bishop serves as our Lead Director under Corporate Governance guidelines adopted in 2003. Mr. Bishop retired as a corporate partner of the O'Melveny & Myers LLP law firm in January 2003 after 38 years of service. He received his B.A. from Stanford University and his J.D. from the University of California at Berkeley.

        Gayla J. Delly.    Ms. Delly is the President of Benchmark Electronics, Inc., a provider of electronics manufacturing services. She served Benchmark as Chief Financial Officer and Executive Vice President from September 2004 to December 2006, as Vice President Finance from November 2000 to September 2004, and as Treasurer and Controller from January 1996 to January 2002. From 1984 to 1995, Ms. Delly was employed by KPMG LLP and was a Senior Audit Manager when she left the firm. Ms. Delly received a B.S. in accounting from Samford University and is a Certified Public Accountant.

        Steven J. Goldman.    Mr. Goldman, who joined us as an employee in 1982, served as our Chairman of the Board from 1990 until June 12, 2007 when he resigned from the office of Chairman of the Board and as an employee of the Company. Mr. Goldman has remained in service as a non-employee member of the Board of Directors. From 1990 until 2000, Mr. Goldman was also our President, and from 1990 until 2006, he was also our Chief Executive Officer. He received his B.S. in electrical engineering from the University of Bridgeport, Connecticut and his M.B.A. from Pepperdine University's executive program.

        Jon E.M. Jacoby.    Mr. Jacoby serves as Vice Chairman and Sr. Principal of Stephens Group, LLC, a private equity firm founded by Witt Stephens and Elizabeth Campbell, taking that position in September 2006. From July to November 2006 Mr. Jacoby served as Executive Vice President of SF Holdings Corp. (formerly known as Stephens Group, Inc.). Mr. Jacoby was in retirement between October 1, 2003 and July 2006. Prior to his retirement, Mr. Jacoby had been employed since 1963 by Stephens Inc. and Stephens Group Inc., firms collectively engaged in investment banking and other business activities. He currently serves as a director of Conn's, Inc. and Eden Bioscience. He received his B.S. from the University of Notre Dame and his M.B.A. from Harvard Business School.

        Mark Melliar-Smith.    Mr. Melliar-Smith is the Chief Executive Officer of Molecular Imprints, Inc., based in Austin, Texas. From March 2003 to September 2005 he was Chief Operating Officer of Molecular Imprints, Inc. From January 2002 to October 2003, Mr. Melliar-Smith was a Venture Partner with Austin Ventures, a venture capital firm focusing on the telecommunications, semiconductor and software businesses. From January 1997 to December 2001, Mr. Melliar-Smith was the President and Chief Executive Officer of International SEMATECH, a research and development consortium for the integrated circuit industry. Mr. Melliar-Smith is a member of the Board of Directors of Technitrol, Inc., Molecular Imprints, Inc. and Metrosol. Mr. Melliar-Smith received his B.S. and Ph.D. in chemistry from Southampton University in England and his M.B.A. from Rockhurst College.

        Richard J. Thompson.    Mr. Thompson joined us as our Chief Executive Officer in February 2008. Before joining us, Mr. Thompson served as a member of the Company's Board of Directors since August 2007. Mr. Thompson will continue to serve on the Board of Directors following his appointment as the Company's Chief Executive Officer, but he resigned as a member of the audit committee of the Board of Directors effective upon his becoming an employee of the Company. Mr. Thompson served as Senior Vice President, Finance and Chief Financial Officer of American Power Conversion Corporation (acquired by Schneider Electric in February 2007) from May 2005 to

March 2007. Prior to joining American Power Conversion Corporation, Mr. Thompson served as Chief Financial Officer, Secretary and Treasurer of Artesyn Technologies for fifteen years.

        Jay Walters.    Mr. Walters serves as our Chairman of the Board as of June 12, 2007. From March 2000 to June 2007 Mr. Walters was President of New Horizon Services, LLC, a technology consulting company. Prior to his position with New Horizons, Mr. Walters held a number of executive positions with Lucent Technologies, Inc. retiring from Lucent in 1999. Mr. Walters received his B.S. in nuclear engineering from the University of Wisconsin and his M.B.A. from Louisiana State University.

Vote Required for Election of Directors

        The nominees for directors receiving the most votes will be elected. Stockholders do not have the right to cumulate votes in the election of directors. For purposes of this proposal, abstentions and broker non-votes will have no effect.

RECOMMENDATION

        The Board of Directors recommends a vote FOR the election of all nominees listed above. We will vote Proxies received by us in favor of the nominees unless a contrary choice is indicated.

BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

*  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Attendance at Meetings and at Annual Meeting

        Each of our directors attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he or she served in 2007.

        It is our policy that all directors make every reasonable effort to attend annual stockholders meetings. Three of our then current directors attended our Annual Stockholders Meeting for Fiscal Year 2006.

Stockholder Communications with the Board of Directors

        Stockholders are welcome to communicate directly with our Board of Directors and to make recommendations for director nominees. Stockholders interested in communicating directly with any or all non-employee directors, may do so by writing to:

  Board of Directors
  Power-One, Inc.
  740 Calle Plano
  Camarillo, CA 93012
  Attn: Secretary

Stockholder Nominations

        To make a recommendation for a director nominee, a stockholder's notice must be received by our Secretary at our principal executive offices not less than 90, nor more than 120 days prior to the meeting. However, if less than 100 days' notice from the date of the meeting is given to stockholders, then notice by the stockholder of any recommendation need only be received within 10 days from the date on which notice of the meeting is given. Such stockholder's notice for a director nominee must contain information required by Section 3.13 of our bylaws and comply with applicable legal requirements.

        Our bylaws are available via the "Governance—Introduction" link found under our main "Investors" link at our website located at www.power-one.com. Alternatively, any stockholder may obtain a copy of our bylaws by submitting a request to our Secretary at our principal executive offices.

        All stockholder communications sent to us will be logged in by our Secretary. Communications on matters other than as noted in the following sentences will be promptly forwarded to our Lead Director, currently Mr. Bishop. Recommendations for director nominees will be sent to the Chair of our Nominating and Corporate Governance Committee. If the Lead Director is not the Chair of the Audit Committee, all matters relating to accounting or internal controls will be brought immediately to that Chair's attention. The applicable director who has received the communication will deliver a summary of all stockholder communications to the full Board at its next regularly scheduled meeting. Any director may review the correspondence log and request copies of any such correspondence.

*  DIRECTOR QUALIFICATIONS AND SKILLS

        Minimum qualifications for recommendation for a position on our Board of Directors, whether from our Nominating and Corporate Governance Committee, or from a stockholder, include:

  •
  a proven record of ethical and responsible service of not less than five (5) years in a corporate or comparable position involving substantial professional judgment and responsibility;

  •
  the ability to devote necessary time and attention to the position as a Director;

  •
  training and experience in a function or discipline relevant to the business and operations of the Company (e.g. technology, manufacturing, finance, international operations, marketing, or other areas which would enhance the effectiveness of the Board of Directors);

  •
  awareness of and allegiance to the interests of the stockholders of the Company; and

  •
  fluency in English (written and spoken).

        Specific skills or qualities that we believe are necessary for one or more of our Directors to possess are listed below. Please note that we do not expect that a single individual possess all listed skills, but rather that the Board as a whole include one or more individual(s) who possess one or more of the listed skills or qualities:

  •
  financial knowledge and experience which qualifies a director as a "financial expert" under applicable Securities and Exchange Commission ("SEC") criteria; and

  •
  in-depth knowledge, based upon prior employment as a senior officer, in a key area of a for-profit corporate entity, e.g. finance, operations, sales, marketing, strategic planning.

        Ms. Gayla Delly joined the Board of Directors in 2005, at which time the Board determined that Ms. Delly is independent per all applicable NASDAQ and SEC rules and regulations. Ms. Delly was appointed to the Audit Committee at the regular meeting of the Board of Directors held following our Annual Meeting of Stockholders on May 3, 2005. The Board has determined that Ms. Delly qualifies as an audit committee financial expert, as defined under SEC rules and regulations. Additionally, the Board has determined that Ms. Delly qualifies as a member of the Audit Committee who meets the NASDAQ listing requirement under Rule 4350(d)(2)(A) as having the requisite past employment experience which provides her with the required financial sophistication.

        Mr. Richard Thompson joined the Board of Directors in 2007, at which time the Board determined that Mr. Thompson was independent per all applicable NASDAQ and SEC rules and regulations. Mr. Thompson was appointed to the Audit Committee at the Board of Directors meeting held on August 1, 2007 following his appointment to the Board of Directors. The Board determined that Mr. Thompson qualified as an audit committee financial expert, as defined under SEC rules and regulations. Additionally, the Board determined that Mr. Thompson qualified as a member of the Audit Committee who met the NASDAQ listing requirement under Rule 4350(d)(2)(A) as having the requisite past employment experience which provided him with the required financial sophistication.

        Effective February 19, 2008, Mr. Thompson was appointed as our Chief Executive Officer, replacing Mr. William T. Yeates who resigned as our Chief Executive Officer effective February 19, 2008. Mr. Thompson retains his position as a member of the Board of Directors. However, in connection with his becoming an employee of the Company and his appointment as our Chief Executive Officer, Mr. Thompson resigned as a member of the Audit Committee of the Board of Directors effective February 19, 2008 and he is no longer independent per all applicable NASDAQ rules.

        Separately, effective June 12, 2007, Mr. Steven J. Goldman resigned as our Chairman and as an employee of the Company. Mr. Goldman continues as a non-employee director of the Company.

*  EVALUATION OF NOMINEES

        Nominees (including nominees recommended by stockholders) are identified and evaluated by the Nominating and Corporate Governance Committee through review of resume or other summary of experience, personal interviews conducted by members of the Committee, and submission of such supplemental information as may be reasonably requested by the Committee. In connection with the nomination of Richard J. Thompson in 2007, the Nominating and Governance Committee retained a third party service, with the knowledge and consent of Mr. Thompson, to perform appropriate background inquiries and reference checking prior to finalizing the nomination.

*  COMMITTEE MEMBERSHIPS

  •
  Audit: Ms. Delly (Chair), Mr. Bishop, and Mr. Melliar-Smith

  •
  Compensation: Mr. Bishop (Chair), Ms. Delly and Mr. Jacoby

  •
  Nominating and Corporate Governance: Mr. Melliar-Smith (Chair) and Mr. Bishop

        All members of the Audit Committee and of the Nominating and Corporate Governance Committee are non-employee directors whom the Board has determined meet NASDAQ independence requirements.

*  COMMITTEE RESPONSIBILITIES

  Audit Committee

  •
  Engages our independent auditors;

  •
  Reviews and oversees the services performed by our independent auditors;

  •
  Reviews the independence of the independent auditors;

  •
  Reviews and evaluates our accounting principles and our system of internal accounting controls; and

  •
  The Audit Committee operates under an updated Charter adopted by the Board in 2003. A copy is available via the "Governance—Introduction" link found under our main "Investors" link at our website located at www.power-one.com. Please see also "Audit Committee Report" below.

  Compensation Committee

        The Board has determined that each member of the Compensation Committee is independent under the rules of the NASDAQ. The Compensation Committee operates under the Charter adopted by the Board in 2005. A copy is available via the "Governance—Introduction" link found under our main "Investors" link at our website located at www.power-one.com.

        Pursuant to its charter, the Compensation Committee's responsibilities include the following:

  •
  Evaluating the performance of the Chief Executive Officer and Chief Operating Officer and determining the compensation of these executive officers based on such evaluation;

  •
  Determining the compensation of the Company's other executive officers in consultation with the Chief Executive Officer and Chief Operating Officer;

  •
  Administering our stock incentive plans;

  •
  Establishing the criteria for the awarding of bonuses;

  •
  Setting the compensation for the members of the Board of Directors, taking into consideration the level of director compensation for comparable companies; and

  •
  Recommending to the Board of Directors adoption of other compensation plans as may from time to time be deemed in the best interests of the Company.

        The Compensation Committee is not authorized to delegate its authority with respect to executive and director compensation to any other person. Our executive officers, including the Named Executive Officers, do not have any role in formally setting or establishing the form or amount of compensation paid to our Named Executive Officers and our other senior executive officers. However, as noted above, our Chief Executive Officer and Chief Operating Officer do make recommendations to and consult with the Compensation Committee with respect to compensation paid to the other executive officers.

        Pursuant to its charter, the Compensation Committee is authorized to retain independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. As noted in the "Executive Compensation Discussion and Analysis" below, the Compensation Committee retained an independent compensation consultant for selected projects and services during 2007.

  Nominating and Corporate Governance Committee

  •
  Establishes qualifications for board membership;

  •
  Evaluates stockholder nominees for director who are properly presented to the Company. See above under section noted "Stockholder Communications with the Board of Directors" for information on the process for presenting stockholder nominees;

  •
  Recommends director nominees to the Board both for the annual stockholders meeting and for the filling of any vacancies that occur between annual meetings;

  •
  Assists the Board in devising a methodology for annually evaluating the Board's performance;

  •
  Recommends the size of the Board, committee structure and assignments and frequency of regular Board meetings;

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  Discusses and makes recommendations to the full Board on the Company's Corporate Governance Guidelines; and

  •
  The Nominating and Corporate Governance Committee operates under the Charter adopted by the Board in 2004. A copy is available via the "Governance—Introduction" link found under our main "Investors" link at our website located at www.power-one.com.

  BOARD AND COMMITTEE MEETINGS IN 2007

  •
  Board of Directors:
      19 meetings in total (15 were telephonic)
      no actions by written consent

  •
  Audit Committee:
      5 meetings in total (1 was telephonic)
      no actions by written consent

  •
  Compensation Committee:
      5 meetings in total (2 were telephonic)
      4 actions by written consent

  •
  Nominating and Corporate Governance Committee:
      3 meetings (1 was telephonic)
      no actions by written consent

NON-EMPLOYEE DIRECTOR COMPENSATION—FISCAL 2007

        The following table presents information regarding the compensation paid for 2007 to members of our Board of Directors who were not employed by us at any time during that year (referred to as our "Non-Employee Directors"). The compensation paid to Mr. William T. Yeates, who served as a director and as our Chief Executive Officer until his resignation on February 19, 2008, is presented below in the Summary Compensation Table and the related explanatory tables, as well as the compensation paid to Mr. Goldman, who was employed by us for a portion of fiscal 2007. Employee directors are generally not entitled to receive additional compensation for their services as directors.

Name (a)	Fees Earned Or Paid in Cash ($) (b)	Stock Awards ($) (1)(2)(3) (c)	Option Awards ($) (3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)

Kendall R. Bishop	$47,750	$21,000	—	—	—	—	$68,750

Gayla J. Delly	$59,000	$21,000	—	—	—	—	$80,000

Jon E.M. Jacoby	$32,000	$21,000	—	—	—	—	$53,000

Mark Melliar-Smith	$49,000	$21,000	—	—	—	—	$70,000

Richard J. Thompson(4)	$30,000	$19,800	—	—	—	$8,330(5)	$58,130

Jay Walters	$49,000	$21,000	—	—	—	—	$70,000

(1)
The amounts reported in Column (c) of the table above reflect the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes with respect to 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards granted to Non-Employee Directors were forfeited during 2007. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Note 14 to the Company's Consolidated Financial Statements, included as part of the Company's 2007 Annual Report to Stockholders filed on Form 10-K and incorporated herein by reference.

(2)
With the exception of Mr. Thompson, each of our Non-Employee Directors was granted an award of 4,000 restricted stock units on April 24, 2007. Based on the closing price of our common stock on that date, the grant date fair value of the grant for each director was $17,400. In connection with his appointment to the Board of Directors, Mr. Thompson was granted an award on August 1, 2007 of 12,000 restricted stock units. Based on the closing price of our common stock on that date, the grant date fair value of the grant for Mr. Thompson was $47,520.

(3)
The following table presents the number of outstanding and unexercised option awards and the number of unvested stock awards held by each of our Non-Employee Directors as of December 30, 2007.

Director	Number of Shares Subject to Outstanding Options as of 12/30/07	Number of Unvested Shares of Restricted Stock as of 12/30/07

Kendall R. Bishop	145,000	4,000

Gayla J. Delly	30,000	4,000

Jon E.M. Jacoby	170,000	4,000

Mark Melliar-Smith	62,500	4,000

Richard J. Thompson	0	12,000

Jay Walters	152,500	4,000

  All stock options reported in the table above except those granted to Ms. Delly were granted under our 1996 Stock Incentive Plan (the "1996 Plan"). Ms. Delly's stock options were granted under our 2004 Stock Incentive Plan (the "2004 Plan"). All 1996 Plan non-employee director options have an exercise price equal to the fair market value on the grant date, a ten-year term, and vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date. Ms. Delly's 2004 Plan stock options have an exercise price equal to fair market value on the grant date, a ten-year term, and vest in equal annual installments over a three-year period beginning with the first anniversary of the grant date. All of the outstanding options reported in the table above were fully vested as of December 30, 2007, except for 10,000 shares subject to options held by Ms. Delly as of that date. For a discussion of the terms of the restricted stock unit awards granted to our Non-Employee Directors, please see "Non-Employee Director Equity Awards" below.

(4)
Mr. Thompson was appointed to our Board of Directors effective August 1, 2007. Effective February 19, 2008, Mr. Thompson became our Chief Executive Officer.

(5)
Paid to Mr. Thompson for special consulting services relating to review of certain operational and accounting processes provided at the request of the Board of Directors to management prior to his appointment to the Board of Directors.

Non-Employee Director Compensation

  Cash Compensation

        We pay each Non-Employee Director as follows:

  •
  Annual retainer: $20,000

  •
  Supplemental annual retainers:

  •
  Audit Committee—Chair: $15,000

  •
  Other Committee—Chair: $5,000

  •
  Meeting fees paid for attendance (Board or Committee):

  •
  In person: $3,000/day

  •
  Telephonic Meetings: $1,000/day for meetings over two hours that involve substantial time and preparation.

        Only one daily meeting fee is paid on days when multiple meetings of separate Committees, or Committee(s) and Board are held on the same day.

        We also reimburse our Non-Employee Directors for reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings.

        For the purposes of determining service on committees of our Board of Directors and payment for such service, we correlate the period of service with our schedule for our Annual Meeting of Stockholders. Committee membership is reviewed and appointments are made as of the meeting of the Board of Directors that occurs in concert with our Annual Meeting of Stockholders. Compensation for members of the Board of Directors, both for annual retainer and for any supplemental annual retainer related to chairing a given committee, is paid for the service period from the then most recently completed Annual Meeting of Stockholders until the next Annual Meeting of Stockholders.

Non-Employee Director Equity Awards

        Under our current compensation policy for Non-Employee Directors, we grant restricted stock unit awards to new Non-Employee Directors who join our Board, as well as to existing Non-Employee Directors based on continued service. A newly elected Non-Employee Director will receive a restricted stock unit award of 12,000 stock units on the date of his/her election to the Board. The new Non-Employee Director award vests in equal portions of 33 1/3% in each of the following three years on the earlier of (i) the anniversary of the date of grant in that year, or (ii) the annual meeting date in that year.

        For existing Non-Employee Directors, at each Annual Meeting, each of our then-current Non-Employee Directors will receive an annual restricted stock unit award of 4,000 stock units. A Non-Employee Director must have served for not less than 180 days prior to the first day of the month in which the Annual Meeting occurs to be considered a current Non-Employee Director. This provision avoids the situation where a newly elected Non-Employee Director might otherwise receive his or her initial award, followed closely thereafter by an annual award if election had occurred within the preceding 180 day window. The annual awards vest in full on the earlier of (i) the first anniversary of the date of grant, or (ii) the next Annual Meeting date following the date of grant.

        The stock units granted to our Non-Employee Directors are paid in shares of our common stock upon vesting. Stock units have no dividend or voting rights until shares of common stock are issued and held of record by the Non-Employee Director.

        Pursuant to this grant program, we granted each Non-Employee Director then serving on the Board a restricted stock unit award of 4,000 restricted stock units on April 24, 2007. In addition, we granted Mr. Thompson an award of 12,000 restricted stock units on his joining the Board effective August 1, 2007.

Other Compensation, Plans or Benefits

        We do not provide our Non-Employee Directors with any other compensation, benefits, compensation deferral arrangements, perquisites, severance, change in control, or other consideration for service to the Company as a director.

PROPOSAL 2
APPROVAL OF AMENDMENTS TO THE POWER-ONE, INC. 2004 STOCK INCENTIVE PLAN

        At the Annual Meeting, stockholders will be asked to approve the following amendments to the Power-One, Inc. 2004 Stock Incentive Plan (the "2004 Plan"), which were adopted, subject to stockholder approval, by the Board of Directors on February 22, 2008:

  •
  Increase in Individual Award Sub-Limits.  The proposed amendments would increase the existing limit on the number of shares that may be subject to awards granted under the 2004 Plan to any individual in a calendar year from 500,000 shares to 1,500,000 shares. There would also be a corresponding increase in the existing limit on the number of shares that may be subject to stock options and stock appreciation rights granted under the 2004 Plan to any individual in a calendar year from 500,000 shares to 1,500,000 shares.

  •
  Extension of Performance-Based Award Feature.  One element of the 2004 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as "Performance-Based Awards" and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2004 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2004 Plan proposal, the Performance-Based Award feature of the 2004 Plan will be extended for another five years through the first annual meeting of our stockholders that occurs in 2013 (this expiration time is earlier than the general expiration date of the 2004 Plan and is required under applicable tax rules). (See "Summary Description of the 2004 Plan—Performance-Based Awards" below.)

        Stockholders are not being asked to approve any increase in the number of shares of the Company's common stock that may be delivered pursuant to awards granted under the 2004 Plan. The 2004 Plan's existing aggregate share limit of 4,750,000 shares will be retained, as will the 2004 Plan's existing limit of 2,500,000 shares on so-called "full-value awards" as described below. As of March 3, 2008, approximately 3,193,750 shares were available for future award grants under the 2004 Plan.

        We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company and that incentive compensation plans like the 2004 Plan are an important attraction, retention and motivation tool for participants in the plan. Our board of directors believes that the proposed amendments would give us greater flexibility to structure future incentives and better attract, retain and reward key employees.

        If stockholders do not approve this 2004 Plan proposal, the existing share limits on individual awards under the 2004 Plan will continue in effect, and the Performance-Based Award feature will not be extended.

  Summary Description of the 2004 Stock Incentive Plan

        The principal terms of the 2004 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Plan, which is an appendix to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission's Web site at http://www.sec.gov. A copy of the 2004 Plan may also be obtained by contacting Randall H. Holliday, the Company's Secretary and General Counsel, at 740 Calle Plano, Camarillo, CA 93012, (telephone number 805-987-8741).

        Purpose.    The purpose of the 2004 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors administers the 2004 Plan. Our Board of Directors has delegated general administrative authority for the 2004 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator").

        The Administrator has broad authority under the 2004 Plan with respect to award grants including, without limitation, the authority:

  •
  to select participants and determine the type(s) of award(s) that they are to receive;

  •
  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  •
  to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  •
  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

  •
  subject to the other provisions of the 2004 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

  •
  to allow the purchase price of an award or shares of the Company's common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        No Repricing.    In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2004 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

        Eligibility.    Persons eligible to receive awards under the 2004 Plan include officers or employees of the Company or any of our subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of our subsidiaries. Currently, approximately 1,010 officers and employees of the Company and our subsidiaries (including all of our named executive officers), and each of our six non-employee directors, are considered eligible under the 2004 Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of the Company's common stock that may be issued or transferred pursuant to awards under the 2004 Plan is 4,750,000 shares. The following other limits are also contained in the 2004 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 1,000,000 shares.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 500,000 shares. If stockholders approve this 2004 Plan proposal, this limit would be increased to 1,500,000 shares.

  •
  The maximum number of shares subject to all awards that are granted during any calendar year to any individual under the plan is 500,000 shares. If stockholders approve this 2004 Plan proposal, this limit would be increased to 1,500,000 shares.

  •
  The maximum number of shares that may be delivered pursuant to awards granted under the plan, other than in the circumstances described in the next sentence, is 2,500,000 shares. This limit on "full-value awards" does not apply, however, to the following: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to option or stock appreciation right grants at the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of the Company's common stock at the time of grant of the award.

  •
  The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors under the plan is 500,000 shares. This limit does not apply, however, in respect of compensation earned but deferred.

  •
  "Performance-Based Awards" under Section 5.2 of the 2004 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $1,000,000.

        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2004 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again be available for subsequent awards under the 2004 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2004 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2004 Plan. In addition, the 2004 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Plan. The Company may not increase the applicable share limits of the 2004 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

        Types of Awards.    The 2004 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company's common stock or units of the Company's common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2004 Plan. The 2004 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

        A stock option is the right to purchase shares of the Company's common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company's common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the 2004 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2004 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company's common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of the Company's common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

        The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of the Company's common stock on the date of grant in the case of (1) awards granted retroactively in tandem with or as a substitution for another award, or (2) if the option or stock appreciation right will be counted against the plan's limit on full-value awards (that is, the limit on the number of shares that can be issued under the 2004 Plan in respect of awards other than options and stock appreciation rights).

        The other types of awards that may be granted under the 2004 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2004 Plan as described below.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance- based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of Power-One, Inc. on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain.

        The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of Power-One, Inc. or our subsidiaries. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2004 Plan, if any person acquires more than 20% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2004 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the 2004 Plan, awards under the 2004 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient's beneficiary or representative.

        Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

        No Limit on Other Authority.    The 2004 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

        Termination of or Changes to the 2004 Plan.    The Board of Directors may amend or terminate the 2004 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2004 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2004 Plan will terminate on January 26, 2014. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2004 Plan

        The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2004 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits under the 2004 Stock Incentive Plan

        As noted above, Richard J. Thompson was appointed to serve as the Company's Chief Executive Officer effective February 19, 2008. In connection with his appointment, Mr. Thompson was granted (i) an option to purchase 500,000 shares of the Company's common stock, (ii) an award of stock appreciation rights ("SARs") covering 250,000 shares of the Company's common stock, and (iii) an award of restricted stock units ("RSUs") covering 450,000 shares of the Company's common stock. The option was granted under the 2004 Plan. The SARs and RSUs were not granted under the 2004 Plan and are payable, subject to the vesting and other terms and conditions of each award, in cash. However, if stockholders approve this 2004 Plan proposal, the Company will have the right to settle the SARs and RSUs in shares of the Company's common stock as though these awards had been granted under the 2004 Plan.

        Except with respect to the Company's right to settle the SAR and RSU grants described above in stock as opposed to cash, the Company has not approved any other awards that are conditioned upon stockholder approval of this 2004 Plan proposal. The Company is not currently considering any other specific award grants that are conditioned upon stockholder approval of this 2004 Plan proposal. If the amendments to the 2004 Plan described above had been in existence in fiscal 2007, the Company expects that its award grants for fiscal 2007 would not have been substantially different from those actually made in that year under the 2004 Plan. For information regarding stock-based awards granted to the Company's named executive officers during fiscal 2007, see the material under the heading "Executive Compensation" below.

        Stockholders are not being asked to approve any increase in the number of shares of the Company's common stock that may be delivered pursuant to awards granted under the 2004 Plan. The 2004 Plan's existing aggregate share limit of 4,750,000 shares will be retained, as will the 2004 Plan's existing limit of 2,500,000 shares on so-called "full-value awards" as described below. As of March 3, 2008, approximately 3,193,750 shares were available for future award grants under the 2004 Plan.

AGGREGATE PAST GRANTS UNDER THE 2004 STOCK INCENTIVE PLAN

        As of March 3, 2008, awards covering 1,556,250 shares of our common stock had been granted under the 2004 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS

Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of March 3, 2008 Exercisable Unexercisable		Number of Shares/Units Subject to Past Restricted Stock Grants(1)	Number of Shares/Units Vested as of March 3, 2008	Number of Shares/Units Outstanding and Unvested as of March 3, 2008

Executive Group:

Richard J. Thompson Chief Executive Officer	500,000	—	—	500,000	12,000	—	12,000

William T. Yeates Chief Executive Officer	—	—	—	—	—	—	—

Jeffrey J. Kyle VP Finance, Treasurer and Chief Financial Officer	—	—	—	—	160,000	—	160,000

Paul E. Ross VP Finance, Treasurer and Chief Financial Officer	—	—	—	—	—	—	—

Brad W. Godfrey President and Chief Operating Officer	—	—	—	—	175,000	—	175,000

Randall H. Holliday Secretary and General Counsel	—	—	—	—	10,000	—	10,000

Alexander Levran Chief Technology Officer	—	—	—	—	50,000	12,500	37,500

Total for Executive Group (7 persons):	500,000	—	—	500,000	407,000	12,500	394,500

Non-Executive Director Group:

Kendall R. Bishop	15,000	—	15,000	—	8,000	4,000	4,000

Gayla J. Delly	30,000	—	20,000	10,000	8,000	4,000	4,000

Steven J. Goldman	—	—	—	—	—	—	—

Jon E.M. Jacoby	10,000	—	10,000	—	8,000	4,000	4,000

Mark Melliar-Smith	10,000	—	10,000	—	8,000	4,000	4,000

Jay Walters	10,000	—	10,000	—	8,000	4,000	4,000

Total for Non-Executive Director Group:	75,000	—	65,000	10,000	40,000	20,000	20,000

Each other person who has received 5% or more of the options, warrants or rights under the 2004 Plan	—	—	—	—	—	—	—

All employees, including all current officers who are not executive officers or directors, as a group	10,000	10,000	—	—	524,250	64,500	459,750

Total	585,000	10,000	65,000	510,000	971,250	97,000	874,250

(1)
Not included in the Past Restricted Stock Grants are 225,000 restricted stock units granted to Mr. Yeates which were subsequently cancelled in connection with his resignation as the Company's Chief Executive Officer.

        Each of the non-executive directors identified above is a nominee for re-election as a director at the 2008 Annual Meeting.

        The closing market price for a share of the Company's common stock as of March 3, 2008 was $2.59 per share.

EQUITY COMPENSATION PLAN INFORMATION

        The Company currently maintains four equity compensation plans: the Power-One, Inc. Amended and Restated 1996 Stock Incentive Plan (the "1996 Plan"), the Power-One, Inc. 2001 Stock Option Plan (the "2001 Plan"), the 2004 Plan and the Power-One, Inc. Employee Stock Purchase Plan (the "ESPP"). With the exception of the 2001 Plan, each of these plans has been approved by the Company's stockholders.

        The following table sets forth, for each of the Company's equity compensation plans, the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 30, 2007.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by stockholders	8,584,377	(1)	$10.37	(2)	11,961,659	(3)

Equity compensation plans not approved by stockholders	667,570	(4)	$6.34		—

Total	9,251,947		$10.01		11,961,659

(1)
Of these shares, 75,000 were subject to options then outstanding under the 2004 Plan, 1,086,750 were subject to outstanding stock unit awards granted under the 2004 Plan, and 7,422,627 were subject to outstanding awards granted under the 1996 Plan. No new awards may be granted under the 1996 Plan.

(2)
This number does not reflect the 1,086,750 shares that were subject to outstanding stock unit awards granted under the 2004 Plan and 680,000 shares that were subject to outstanding stock unit awards granted under the 1996 Plan.

(3)
This number is presented after giving effect to purchases under the ESPP for the purchase period that ended December 30, 2007. Of the aggregate number of shares that remained available for future issuance, 3,498,750 shares were available under the 2004 Plan, and 8,462,909 shares were available under the ESPP. Subject to certain express limits of the 2004 Plan, shares available for award purposes under the 2004 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock or units of our common stock including, without limitation, stock bonuses, restricted stock, and performance shares.

(4)
All of these shares were subject to awards granted under the 2001 Plan. The 2001 Plan was adopted in September 2001, per applicable regulations and exchange listing rules, as an equity compensation plan not approved by security holders. The 2001 Plan is administered by our Compensation Committee. Awards under the 2001 Plan may only be nonstatutory stock options. No awards under the 2001 Plan may be made to any director of the Company or to any person who is an officer within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. The maximum term of options granted under the 2001 Plan is 10 years after the initial date of the award. No new awards may be granted under the 2001 Plan. Options granted under the 2001 Plan have been granted at the "fair market value" of the underlying shares (i.e. the closing price of our stock on the date the option is granted). No more than 2,500,000 shares of Common Stock may be issued in respect of awards under the 2001 Plan (subject to customary adjustments for stock splits and similar events). Subject to approval of the Compensation Committee for an alternative arrangement for a given option grant, no award may vest and become exercisable more quickly than 25% per year. Generally, awards that are not yet exercisable will terminate upon the date the grantee is no longer employed by the Company, and those that are exercisable will remain exercisable for ninety (90) days after the end of employment.

Vote Required for Approval of the Amendments to the 2004 Stock Incentive Plan

        The Board of Directors believes that the proposed amendments to the 2004 Plan will promote the interests of the Company and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

        All members of our Board of Directors are eligible for awards under the 2004 Plan and thus have a personal interest in the approval of the 2004 Plan.

        The affirmative vote of the holders of a majority of our common stock having voting power present, in person or represented by proxy at the Annual Meeting is required for approval of the proposed amendments to the 2004 Plan. For purposes of this proposal, abstentions will have the same effect as a negative vote and broker non-votes will not have any effect (other than to reduce the number of affirmative votes required to approve the proposal).

RECOMMENDATION

        The Board of Directors recommends a vote FOR the amendments to the 2004 Stock Incentive Plan as described above. We will vote Proxies received by us in favor of the amendments to the 2004 Stock Incentive Plan unless a contrary choice is indicated.

PROPOSAL 3
RATIFICATION OF INDEPENDENT AUDITORS—PRINCIPAL ACCOUNTANT FEES
AND SERVICES

        The Audit Committee has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), independent auditors, to audit our consolidated financial statements for the fiscal year 2008. As a matter of good corporate governance, the Audit Committee has determined to present the appointment of Deloitte & Touche to the stockholders for ratification at the meeting. If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the stockholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Deloitte & Touche has audited our consolidated financial statements since 1993. Representatives of Deloitte & Touche are expected to be present at the meeting. They will have the opportunity to address the audience at the meeting and will be available to answer appropriate questions from stockholders.

Vote Required for Ratification of Independent Auditors

        The affirmative vote of the holders of a majority of our common stock having voting power present, in person or represented by proxy at the Annual Meeting is required for ratification of the appointment of Deloitte & Touche. For purposes of this proposal, abstentions will have the same effect as a negative vote and broker non-votes will not have any effect (other than to reduce the number of affirmative votes required to approve the proposal).

RECOMMENDATION

        The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche as Power-One, Inc.'s independent auditors for 2008. We will vote Proxies received by us in favor of the ratification of Deloitte & Touche unless a contrary choice is indicated.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

Audit Committee

        The Audit Committee is currently composed of three non-employee directors who the Board believes all meet the current NASDAQ and SEC independence requirements. The Committee operates under a written charter most recently amended and restated by the Board of Directors in 2003.

        The Board also believes that all Audit Committee members possess experience or have backgrounds which make each qualified to serve on the Committee. The Board believes and the Committee has determined that all members are able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. The Board's determination is based on each Committee member's experience, background, training, past employment in a position of substantial authority, responsibility for financial statements oversight, or other experience and involvement in the review and evaluation of financial statements.

        Additionally, the Committee, in concert with the Board of Directors, has determined that Committee member, Ms. Gayla Delly, qualifies as a member of the Audit Committee who meets the NASDAQ listing requirement under Rule 4350(d)(2)(A) as having the requisite past employment experience which provides her with the required financial sophistication. The determination of Ms. Delly's qualifications under the applicable NASDAQ Rule is based upon Ms. Delly's relevant education, her current and past employment experience in finance and accounting, her professional certification as a Certified Public Accountant, her current position as President and former position as Chief Financial Officer of Benchmark Electronics, Inc. Ms. Delly has also been determined by the Board as qualified for classification as an audit committee financial expert, as defined under SEC requirements and is so designated.

        Any person desiring to submit any complaint to the Company regarding accounting, internal accounting controls, or auditing matters should address such complaint to:

  Chairman of the Audit Committee
  Power-One, Inc.
  740 Calle Plano
  Camarillo, CA 93012
  Attn: Secretary

        All such correspondence will be logged in by our Secretary and promptly forwarded to the Chairman of the Audit Committee. The Chairman will provide a summary of all communications to the Audit Committee, and will direct and oversee such additional actions or inquiries as the Chairman deems appropriate in light of a given complaint.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent public accountants, Deloitte & Touche. The policy generally permits pre-approval annually of certain specific services in the defined categories of audit services, audit-related services, and tax services up to specified annual budget amounts, and sets requirements for specific case-by-case pre-approval of discrete projects, such as those which may have a material effect on our operations or services over certain amounts. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of our independent auditor or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent public accountants to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act or the rules of the SEC and also considers whether proposed services are compatible with the independence of the public accountants.

Fees Paid to Independent Public Accountants

        SEC rules require that our Audit Committee pre-approve all audit and permissible non-audit services provided by our independent auditors, with certain limited exceptions. Our Audit Committee has concluded that the audit-related and tax services provided to us by Deloitte & Touche are compatible with maintaining auditor independence. During 2006 and 2007, the Company retained Deloitte & Touche to provide services only in the following categories and amounts:

SERVICES	2007	2006
	(in thousands)
1. Audit Fees(1)	$2,485	$2,029
2. Audit Related Fees(2)	$0	$221
3. Tax Fees(3)	$303	$668
4. All Other Fees(4)	$0	$0

Total	$2,788	$2,918

        The Audit Committee approved all of the fees noted in Items 2 and 3 above pursuant to its pre-approval policies and procedures.

(1)
Audit fees consisted of fees in connection with the audits of the Company's annual financial statements (inclusive of internal controls review and attestation), statutory audits, and reviews of the Company's quarterly financial statements and consents related to SEC filings.

(2)
Audit related fees, when incurred, consisted primarily of fees for costs of due diligence associated with merger and acquisition or disposal transactions, and financial accounting and reporting consultations.

(3)
Tax fees consisted of a) tax compliance fees in connection with federal, state and local income tax return assistance, assistance with tax return filings in certain foreign jurisdictions, requests for technical advice from taxing authorities, assistance with tax audits and appeals and preparation of expatriate tax returns, and b) tax planning and advice fees in connection with tax advice related to structuring certain proposed acquisitions and disposals and tax advice related to intra-group restructuring items.

(4)
Other fees would consist of fees for services of our independent auditors not otherwise captured in the audit, audit related, or tax categories. We did not incur any such fees in 2006 or 2007.

AUDIT COMMITTEE REPORT*

        The Audit Committee of the Board of Directors is responsible for monitoring the integrity of Power-One, Inc.'s consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. Subject to stockholder ratification, the Committee also recommends the selection of the Company's independent auditors.

*
SEC filings sometimes "incorporate information by reference." This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 ("the Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act").

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for auditing such financial statements. The responsibility of the Audit Committee is to monitor and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing. We rely on the information provided to us and on the representations made by management and the independent auditors. The Audit Committee will retain independent experts to advise and consult directly with the Audit Committee if the Audit Committee desires an independent opinion or review of any information provided or any representations made by management and the independent auditors.

        During fiscal 2007 the Audit Committee performed ongoing review of management's attention to and focus upon internal controls of the Company. Management's attention to these matters involved substantial internal audit activity by employees of the Company, site visits with focused internal audit checklists, detailed assessment of specific processes, action items, remediation efforts, and related activity to ensure that internal controls operated properly. The progress, findings, and results of follow-up from these internal auditing activities were reported to the Committee as a recurring matter in its regular meetings.

        The Committee held five meetings during fiscal 2007. The Committee approved the fees to be paid to the independent auditors for their audit of our consolidated financial statements for our 2007 fiscal year. The Committee discussed with the independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's system of internal controls.

        In carrying out our responsibilities, we reviewed and discussed with management and the Company's auditors all financial statements prior to their issuance. We were advised by management and the auditors that all of the financial statements were prepared in accordance with generally accepted accounting principles. As part of our review, we discussed with management the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. We also sought the Company's independent auditors' judgment on these matters.

        We discussed with the independent auditors matters required to be discussed under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        The independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from Power-One, Inc. We considered whether the auditors' provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. The Audit Committee has established policies to review and pre-approve any non-audit services proposed to be provided by the independent auditors, and to review and pre-approve the scope, work plan and fees for the audit services to be provided by the independent auditors.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Power-One, Inc.'s audited consolidated financial statements for the fiscal year ended December 30, 2007 be included in the Annual Report on Form 10-K. We have also appointed Deloitte & Touche to serve as the Company's independent auditors for fiscal 2008, subject to stockholder ratification.

        THE AUDIT COMMITTEE
        Gayla J. Delly, Chairman
        Kendall R. Bishop
        Mark Melliar-Smith

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers. These individuals are referred to as the "Named Executive Officers" in this Proxy Statement. As noted above, William T. Yeates resigned as our Chief Executive Officer on February 19, 2008.

        The Compensation Committee of the Board of Directors (the "Compensation Committee") has the primary responsibility for overseeing our executive compensation program. The program is designed to attract, retain, motivate and fairly compensate the senior executive talent necessary to manage the Company effectively. Our program also aims to support the creation and maintenance of stockholder value and is designed to make pay consistent with performance.

        Consideration is given to a number of variables in establishing, managing, and administering the total compensation package of our senior executives. Key variables include the amount of compensation paid to executive officers in similar positions at companies that compete with us for executives, the individual's role, leadership responsibilities and performance during the last year, and a balancing between near-term cash compensation and longer-term equity based compensation.

        The Compensation Committee solicits and encourages management input, recommendations, and suggestions on all elements of total compensation. However, the ultimate decision-making and final approval rests solely with the Compensation Committee. The Company believes that the total compensation currently being paid to our executive officers is consistent and in keeping with current market rates for companies of comparable size.

        The Company believes that bonuses, incentive payments and other performance based awards must be tied directly to, and come as a reward for, clearly measurable performance associated directly with key financial and operational metrics. Additionally, the Company believes that the executive officers must have a significant portion of their total compensation potential aligned, via equity incentives, with stockholder interests, to ensure that stockholder value remains a primary objective and criteria in the management of the Company. However, the Company strives to balance current results with future expectations and believes that, in appropriate situations, certain discretionary bonuses or other compensation can be an appropriate tool when officers are tasked with and perform major operational or other tasks that may not, upon completion, necessarily result in immediate financial performance improvements.

Targeted Overall Compensation

        In 2007, the Compensation Committee retained ORC Worldwide ("ORC") to provide compensation data and make recommendations to the Compensation Committee for evaluation and review of total compensation packages for our executive officers. Attention was given to salary levels, bonus entitlement, and equity compensation as the key elements of total compensation packages. ORC used a variety of reference sources in reaching its conclusions and recommendations for the Compensation Committee. ORC used data from publicly available surveys that focused on a cross section of high technology and durable goods manufacturing companies of approximately the same size and market capitalization as the Company. References below in this Compensation Discussion and Analysis to compensation paid to executives by "comparable companies" are based on the survey data provided by ORC to the Compensation Committee.

        The survey information and recommendations provided by ORC were considered by the Compensation Committee,

among other factors as discussed below, for setting the initial compensation for Jeffrey J. Kyle, who was appointed as the Company's Chief Financial Officer in March, 2007. Additionally, the ORC information was considered as a factor by the Compensation Committee in setting the levels for equity awards issued in May, 2007 to Mr. Kyle, Mr. Yeates and Brad W. Godfrey (our President and Chief Operating Officer). Details on the compensation paid to Mr. Kyle as Chief Financial Officer, as well as the equity awards issued to Messrs. Yeates, Godfrey, and Kyle, are noted below in this Compensation Discussion and Analysis and in the Summary Compensation Table.

Elements of Compensation

        The key elements in determining the total compensation paid to our executives are:

  1.
  Base Salary—Base salary is set commensurate with the title, duties, and responsibilities of the position and as deemed necessary to be competitive with base salary data for comparable positions at comparable companies. Base salary provides a market-based assured level of cash compensation that is considered appropriate for the professional status and responsibilities of the position.

  2.
  Cash Bonus—Plans may be established to reward performance and achievement of designated Company financial metrics, as well as individual job performance objectives. Additionally, the Compensation Committee has awarded, and retains the discretion to award, "spot" or special project cash bonus payments in select cases of exceptional executive performance on discrete assignments.

  3.
  Equity Awards—Equity awards are made at the discretion of the Compensation Committee, with a primary goal of providing a reward for maintaining and preserving shareholder value. Equity awards are also used to enhance executive retention, using vesting schedules that provide an incentive for the executive to continue in service to the Company.

        As described below, we also provide our Named Executive Officers with certain perquisites and personal benefits and severance benefits if the executive's employment terminates under certain circumstances.

Base Salary

        Base salaries are used to provide a specific level of primary compensation for services rendered during the fiscal year. Levels are set for each executive based on the executive's position and responsibility by using market data, anecdotal information, and senior management's determination of overall organizational compensation equity. None of the Named Executive Officers have any employment agreements in place that guarantee any specified salary level or amount.

        There were no salary increases granted in 2007 to any Named Executive Officer, except for a salary increase granted to Mr. Kyle upon his appointment as Chief Financial Officer effective in March, 2007.

Cash Bonus Plans

        The Compensation Committee determined, in light of the Company's overall financial circumstances and then current projections, not to adopt any cash bonus plan for 2007 for executive officers. The Compensation Committee further determined upon completion of the 2007 fiscal year that no discretionary bonuses for 2007 would be paid to executives.

Equity Awards

        Historically, executive cash compensation has been supplemented with significant equity awards that provide compensation correlated to the performance of the Company's stock. The

Company believes that the use of equity awards that create value for the executive in direct correlation to the performance of the Company's stock price and shareholder value should be an essential element of overall compensation packages.

        We grant equity awards to our executive officers in the form of restricted stock units that are payable upon vesting in shares of our common stock. We believe that these awards encourage retention as they generally vest over the four-year period following the date of grant, and upon payment at the end of the vesting period, the stock units will have the value of our stock price on the payment date. In general, this means the executive will receive an award that has some financial value regardless of stock price volatility. However, because the ultimate value of the restricted stock units is directly related to the value of our stock, restricted stock units also help to link executives' interests with those of our stockholders.

        Equity grants were made in 2007 to Messrs. Yeates, Godfrey and Kyle. In electing to make these grants, the Compensation Committee determined that these officers were then in the process of working on certain major projects that included specific and aggressive goals, performance metrics, and timelines as determined by the Board of Directors. The goal of the applicable projects was to achieve major improvements in the financial and operational performance of the Company, with associated increases in shareholder value. The Compensation Committee noted that retention of these officers was of key importance to the completion of these projects.

        As noted above, the Compensation Committee considered information provided in early 2007 to the Compensation Committee by a compensation consultant (ORC) that had been engaged by the Compensation Committee to provide input into award levels for executive officer positions based on industry comparability, past equity awards, and performance expectations. In setting the vesting schedules for the awards issued to Messrs. Yeates, Godfrey and Kyle, the Compensation Committee noted that the awards under consideration were to provide value only after sustained focus on and successful achievement of longer range objectives, and that the retention element should be appropriately aligned with expectations for a reasonable period for measurable improvement in the Company's performance. Accordingly, the Compensation Committee established a vesting schedule under which the first installment would vest on the second anniversary of the date of grant. The Compensation Committee determined that the two year horizon for initial vesting was properly aligned with the applicable projects, achievement targets, and retention considerations.

        The Company does not have a formal policy requiring that equity award grants be made at any particular time but expects to continue to use equity awards to executive officers at the Company's discretion when and as deemed appropriate by the Company. The Company does not have, nor does it intend to adopt, any practice of timing the grant of any form of equity award in coordination with any release or announcement of any material non-public information.

Perquisites and Personal Benefits

        The Company provides certain perquisites and personal benefits to the Named Executive Officers as described in the footnotes to the Summary Compensation Table below. The Company believes that perquisites and personal benefits are often a tax-advantaged way to provide the Named Executive Officers with additional annual compensation that supplements their other compensation opportunities, and therefore treats perquisites as another component of annual compensation that is merely paid in a different form.

Severance Benefits

        We provide each of our active Named Executive Officers with severance benefits under individual change of control agreements ("CIC Agreements") upon certain terminations of their employment in connection with a change in control of the Company. The CIC Agreements were adopted so that senior executives may be relied on, in the event of a potential change in control, to focus on the pending transaction. The Board believes that providing senior executives with transitional compensation protection if employment might end as a result of a change in control, strongly encourages the executive to work on a change in control with full attention to consummating a transaction that is beneficial to the Company and stockholders. The CIC Agreements are intended to eliminate the executive's personal uncertainties and risks that may be created by the possibility of a change in control. The severance benefits for the Named Executive Officers are generally determined as if they continued to remain employed for one to two years following their actual termination date, depending on the officer position the executive holds with the Company.

        In May 2007, we entered into revised forms of CIC Agreements with each of our Named Executive Officers. These revised agreements are generally comparable to the prior CIC Agreements in terms of the benefits provided but were modified to make the payment of severance benefits contingent on the executive's execution of a release of claims in favor of the Company. Under the revised CIC Agreements, outstanding equity-based awards held by our Named Executive Officers will generally accelerate on a change in control of the Company. Although this accelerated vesting will occur whether or not a Named Executive Officer's employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations and allow the award-holder to benefit from any gain under the award at the time of the transaction.

        In addition, the May 2007 revised agreements for Messrs. Godfrey and Kyle provide that if their benefits exceed a specified amount, the executive will be reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code. The excise tax gross-up is intended to make the executive whole for any adverse tax consequences they may become subject to under Section 4999 of the Internal Revenue Code, and to preserve the level of change in control severance protections that we determined to be appropriate when we entered into these agreements.

        Other than the CIC Agreements, we do not have any formal severance benefit agreements with any of our executive officers. In the past, certain officers have received severance packages upon termination of employment by the Company without cause that have provided for severance pay for periods of up to twelve (12) months. Such packages have been entered into at the discretion of management, in consultation with the Compensation Committee, when management has deemed it appropriate under the circumstances. All such packages have been entered into in connection with the executive's execution of a waiver and release agreement in favor of the Company.

Policy with Respect to Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee believes that no part of the Company's tax deduction for compensation paid to the named executive officers for 2007 will be disallowed under Section 162(m). The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      THE COMPENSATION COMMITTEE
                      Kendall R. Bishop, Chairman
                      Gayla J. Delly
                      Jon E.M. Jacoby

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members from August 1, 2007 through December 30, 2007. The members of the Compensation Committee from January 1, 2007 through July 31, 2007 were Jay Walters (Chairman), Gayla J. Delly and Jon E.M. Jacoby. No member who served on the Compensation Committee at any time during 2007 is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. During the fiscal year ended December 30, 2007, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose own executive officers served as a director or member of our Compensation Committee.

*
SEC filings sometimes "incorporate information by reference." This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table presents information regarding compensation of our principal executive officer(s), our principal financial officer(s) and our three other most highly compensated executive officers for services rendered during 2006 and 2007. These individuals are referred to as "Named Executive Officers" in this Proxy Statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)

(a)	(b)	(c)		(d)		(e)		(f)	(g)	(h)	(i)		(j)

Steven J. Goldman, Chairman(3)	2007 2006	$ $	352,170 520,000		— —		—	$179,085(8) —	— —	— —	$ $	172,523 22,870	$ $	703,778 542,870

William T. Yeates, Chief Executive Officer	2007 2006	$ $	441,500 413,463	$ $	1,500(7) 100,000	$ $	243,438 126,958	— —	— —	— —	$ $	18,501 19,145	$ $	704,939 659,566

Jeffrey J. Kyle, VP Finance, Treasurer, and Chief Financial Officer(6)	2007		$226,095		—		$174,469	—	—	—		$16,634		$417,198

Paul E. Ross, VP Finance, Treasurer and Chief Financial Officer(5)	2007 2006	$ $	69,771 193,654	$	— 15,000	$ $	60,000 50,783	— —	— —	— —	$ $	29,790 16,896	$ $	159,561 276,333

Brad W. Godfrey, President and Chief Operating Officer	2007 2006	$ $	330,000 292,240	$	— 100,000	$ $	220,078 126,958	— —	— —	— —	$ $	14,565 15,938	$ $	564,643 535,136

Randall H. Holliday, Secretary & General Counsel	2007 2006	$ $	260,000 253,079	$	— 20,000	$ $	60,000 50,783	— —	— —	— —	$ $	17,880 18,922	$ $	337,880 342,784

Alexander Levran, Chief Technology Officer(4)	2007		$255,000		—		$89,125	—	—	—		$16,096		$360,221

(1)
The amounts reported in Column (e) of the table above reflect the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes with respect to 2006 and 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards granted to Non-Employee Directors were forfeited during 2006 or 2007. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Note 14 of the Company's Consolidated Financial Statements, included as part of the Company's 2007 Annual Report to Stockholders filed on Form 10-K and incorporated herein by reference.

(2)
All Other Compensation for each Named Executive Officer in 2007 includes:

•
Steven J. Goldman-Auto allowance of $6,273, 401(k) company contributions of $9,000, company paid life insurance premiums of $1,080, accrued vacation paid upon termination as an employee on June 12, 2007 of $144,170, and fees paid to Mr. Goldman for services as a director of the company from June 13, 2007 through December 30, 2007 of $12,000.

•
William T. Yeates-Auto allowance of $13,260, 401(k) company contributions of $4,161, and company paid life insurance premiums of $1,080.

•
Jeffrey J. Kyle-Auto allowance of $7,800, 401(k) company contributions of $7,754, and company paid life insurance premiums of $1,080.

•
Paul E. Ross-Auto allowance of $1,800, 401(k) company contributions of $3,463, company paid life insurance premiums of $356, and accrued vacation upon termination as an employee on March 16, 2007 of $24,170.

•
Brad W. Godfrey-Auto allowance of $7,800, 401(k) company contributions of $5,421, and company paid life insurance premiums of $1,344.

•
Randall H. Holliday-Auto allowance of $7,800, 401(k) company contributions of $9,000, and company paid life insurance premiums of $1,080.

•
Alexander Levran-Auto allowance of $7,650, 401(k) company contributions of $7,366, and company paid life insurance premiums of $1,080.

(3)
Steven J. Goldman held the officer position of Chairman from January 1, 2007 through June 12, 2007. Mr. Goldman relinquished the position of Chairman and resigned as an employee of the Company on June 12, 2007 and continues to serve as a director of the Company. The 2006 compensation reported for Mr. Goldman was paid to him in his officer position of Chairman.

(4)
Alexander Levran was appointed Chief Technology Officer effective January 2, 2007.

(5)
Paul E. Ross submitted his notice of resignation on February 12, 2007 to accept a position with another company. Mr. Ross left the Company on March 16, 2007.

(6)
Jeffrey J. Kyle was appointed Vice President-Finance, Treasurer, and Chief Financial Officer effective March 19, 2007.

(7)
William T. Yeates' bonus of $1,500 was payable to him as inventor of an issued patent under our company-wide Patent Incentive Award Program.

(8)
This amount represents the financial expense incurred with respect to modifications to the extension of the exercise periods of certain outstanding options held by Mr. Goldman in connection with his resignation as Chairman in June 2007. See the Grants of Plan-Based Awards table below for more information.

GRANTS OF PLAN BASED AWARDS-FISCAL 2007

        The following table presents information regarding the equity incentive awards granted to the Named Executive Officers for 2007. Each of these awards was granted under our 2004 Stock Incentive Plan (the "2004 Plan").

All Other Stock Awards: Number of Shares of Stock or Units (#)
All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Potential Payouts Under Equity Incentive Plan Awards							Grant Date Fair Value of Stock and Option Awards ($)
Exercise or Base Price of Option Awards ($/Sh)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)

Steven J. Goldman, Chairman(1)	8/1/07 8/1/07 8/1/07 8/1/07 8/1/07 8/1/07	—	—	—	—	—	—	—	195,000 105,000 105,000 75,000 75,000 100,000	$ $ $ $ $ $	4.67 20.88 5.77 5.77 6.02 8.92	$ $ $ $ $ $	92,043 42 34,356 24,540 21,579 6,525

William T. Yeates, Chief Executive Officer	5/15/07	—	—	—	—	—	—	200,000	—		—		$690,000

Jeffrey J. Kyle, Vice President-Finance, Treasurer, and Chief Financial Officer	3/19/07 5/15/07	—	—	—	—	—	—	50,000 100,000	—		—	$ $	271,000 345,000

Paul E. Ross, VP Finance, Treasurer and Chief Financial Officer	—	—	—	—	—	—	—	—	—		—		—

Brad W. Godfrey, President and Chief Operating Officer	5/15/07	—	—	—	—	—	—	150,000	—		—		$517,500

Randall H. Holliday, Secretary & General Counsel	—	—	—	—	—	—	—	—	—		—		—

Alexander Levran, Chief Technology Officer	1/2/07	—	—	—	—	—	—	50,000	—		—		$356,500

(1)
The information reported for Mr. Goldman represents modifications to extend the exercise periods of certain outstanding options in connection with his resignation as Chairman in June 2007.

Narrative for Summary Compensation Table and Grants of Plan-Based Awards Table

        As noted in the "Compensation Discussion and Analysis" above, none of the Named Executive Officers are covered by employment agreements.

        Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2004 Plan. The 2004 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

        The restricted stock unit awards reported in the table above for Messrs. Yeates, Godfrey and Kyle dated May 15, 2007 are scheduled to vest (subject to continued employment with the Company) 25% on each of May 15, 2009 and May 15, 2010 and 50% on May 15, 2011. All other restricted stock unit awards reported in the table above are scheduled to vest 25% at each of the first, second, third and fourth anniversaries of the date of the initial award. All units are payable in shares of our common stock on a one-for-one basis following the vesting date and include the right to receive dividend payments. Under the terms of awards granted under the 2004 Plan, if there is a change in control of the Company, outstanding awards granted under the plan (including awards held by our Named Executive Officers) will generally become fully vested and, in the case of options, exercisable, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. As noted in the "Compensation Discussion and Analysis" above, outstanding awards held by our Named Executive Officers will also generally become fully vested upon a change in control of the Company under the CIC Agreements.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

        The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 30, 2007.

	Option Awards						Stock Awards

Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested($)

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)(1)		(i)	(j)

Steven J. Goldman, Chairman	195,000 105,000 105,000 75,000 75,000 100,000	—	—	$ $ $ $ $ $	4.67 20.88 5.77 5.77 6.02 8.92	6/16/2008 4/17/2010 10/1/2011 10/1/2011 1/8/2013 12/9/2013	—		—	—	—

William T. Yeates, Chief Executive Officer	450,000 225,000 75,000 75,000 75,000 75,000	—	—	$ $ $ $ $ $	11.17 11.17 17.54 5.77 5.77 6.02	1/13/2010 1/13/2010 3/30/2010 10/1/2011 10/1/2011 1/8/2013	50,000(2) 25,000(3) 200,000(5)	$ $ $	204,500 102,250 818,000	—	—

Jeffrey J. Kyle, VP Finance, Treasurer & Chief Financial Officer	25,000 40,000	—	—	$ $	4.96 9.12	1/27/2013 7/21/2014	20,000(2) 10,000(3) 50,000(4) 100,000(5)	$ $ $ $	81,800 40,900 204,500 409,000	—	—

Paul E. Ross, VP Finance, Treasurer & Chief Financial Officer(6)	—	—	—		—	—	—		—	—	—

Brad W. Godfrey, President and Chief Operating Officer	105,000 105,000 40,000 40,000 30,000	—	—	$ $ $ $ $	20.88 5.77 5.77 6.02 8.92	4/17/2010 10/1/2011 10/1/2011 1/8/2013 12/9/2013	50,000(2) 25,000(3) 150,000(5)	$ $ $	204,500 102,250 613,500	—	—

Randall H. Holliday, Secretary & General Counsel	50,000 50,000 15,000 40,000 30,000	—	—	$ $ $ $ $	35.88 5.77 5.77 6.02 8.92	1/8/2011 10/1/2011 10/1/2011 1/8/2013 12/9/2013	20,000(2) 10,000(3)	$ $	81,800 40,900	—	—

Alexander Levran, Chief Technology Officer	—	—	—		—	—	50,000(7)		$204,500	—	—

(1)
The dollar amounts shown in Column (h) are determined by multiplying (x) the number of shares or units reported in Column (g) by (y) $4.09 (the closing price of our common stock on December 28, 2007, i.e. the last business day of our fiscal 2007).

(2)
Scheduled to vest in equal installments on May 17, 2008 and May 17, 2009.

(3)
Scheduled to vest in full on July 31, 2010.

(4)
Scheduled to vest in equal installments on May 19, 2008, May, 19, 2009, May 19, 2010 and May 19, 2011.

(5)
Scheduled to vest 25% on each of May 15, 2009 and May 15, 2010 and 50% on May 15, 2011.

(6)
Paul Ross has no further interest in options or stock awards as a result of his end of active service with the Company in March 2007.

(7)
Scheduled to vest in equal installments on January 2, 2008, January 2, 2009, January 2, 2010, and January 2, 2011.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2007

        The following table presents information regarding the vesting during 2007 of stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)

(a)	(b)	(c)	(d)	(e)(1)

Steven J. Goldman Chairman	—	—	—	—

William T. Yeates Chief Executive Officer	—	—	25,000	$86,000

Jeffrey J. Kyle VP Finance, Treasurer and Chief Financial Officer	—	—	10,000	$34,400

Paul E. Ross VP Finance, Treasurer and Chief Financial Officer	—	—	—	—

Brad W. Godfrey President and Chief Operating Officer	—	—	25,000	$86,000

Randall H. Holliday Secretary and General Counsel	—	—	10,000	$34,400

Alexander Levran Chief Technology Officer	—	—	—	—

(1)
The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION IN CONNECTION WITH CHANGE IN CONTROL

        As described in our "Executive Compensation Discussion and Analysis" above, the Company has entered into change in control agreements ("CIC Agreements") with certain Named Executive Officers. The CIC Agreements are administered by our Compensation Committee. Each CIC Agreement provides for automatic renewal on an annual basis, unless the Compensation Committee provides written notice of termination of the agreement to an executive at least three months prior to the renewal date.

        Two forms of CIC Agreement were approved and adopted by the Compensation Committee. One form is known as the "Senior Executive CIC Agreement." The other form is known as the "Executive CIC Agreement." The offices of (i) Chief Executive Officer, (ii) President and Chief Operating Officer, and (iii) Chief Financial Officer are covered by the Senior Executive CIC Agreement. Other eligible officers as designated by the Compensation Committee (including Mr. Holliday and Dr. Levran) are covered by the Executive CIC Agreement.

        The main difference between the two forms of agreement relates to the treatment of amounts paid under an agreement in connection with a change in control of the Company under Section 280G of the U.S. Internal Revenue Code. Section 280G, when applied to payments made under the CIC Agreements, can result in certain amounts being considered "excess parachute payments." Such a determination can result in adverse tax consequences for the Company and the executive. Calculations under and results that may arise from Section 280G are complicated and highly dependant upon a variety of individual variables for each executive. As such, it is impossible to tell, in advance, whether any given package payable under a CIC Agreement might result in application of Section 280G.

        Under the Senior Executive CIC Agreement, the executive would receive, under certain circumstances if and when Section 280G applied to impact payments to be made to the executive, a "gross up" to make the executive whole for any adverse tax consequences as a result of the application of Section 280G. A "gross up" involves payment of additional sums so that the ultimate package received by the executive, net of all income taxes, equals the package as originally intended. The Senior Executive CIC Agreement has an exception to the "gross up" provisions in certain circumstances. If the amount of the benefits considered an "excess parachute payment" is less than $100,000, the benefits will automatically be reduced to the extent required to avoid the application of Section 280G to the benefits, and no gross-up payment will be made.

        Under the Executive CIC Agreement, in the event any of the executive's total payments would be deemed "excess parachute payments" under Section 280G, the executive's benefits will either be reduced to the extent necessary to avoid the application of Section 280G or the full amount of the benefits will be paid, whichever results in a greater benefit being paid to the executive on an after-tax basis. An executive is not entitled to any "gross up" payments under the Executive CIC Agreement.

        Except as discussed above regarding the difference between the two forms of CIC Agreement relating to Section 280G issues, all other terms and conditions of the CIC Agreements, as discussed below, are the same for each form of agreement.

        The CIC Agreements provide that upon a change in control of the Company, the executive's equity-based awards, to the extent then outstanding and unvested, will become fully vested upon the transaction. The CIC Agreements also include "double trigger" cash severance provisions. Under these provisions, the executive will be entitled to cash severance benefits only if (a) the executive's employment is terminated by the Company without cause (as defined in the CIC Agreement) or by the executive for good reason (as defined in the CIC Agreement), and (b) the termination occurs within the period beginning six months before and ending 24 months after a change in control (as defined in the CIC Agreement) of the Company.

        If an executive is entitled to severance under his CIC Agreement, the executive's severance benefits are based on a "multiplier" of either two (for Mr. Yeates) or one (for Messrs. Godfrey, Kyle, Holliday and Dr. Levran). These benefits include:

  (1)
  lump-sum cash severance payment of an amount equal to (a) the sum of the executive's highest annualized rate of base salary in effect at any time during the period beginning six months before the change in control and ending on the date of termination and the average of the executive's annual bonuses for the three full fiscal years immediately preceding the termination date times (b) the executive's multiplier,

  (2)
  payment or reimbursement of the executive's COBRA premiums for the number of years represented by the executive's multiplier,

  (3)
  lump-sum cash payment equal to the amount of the executive's unvested benefits under any Company qualified or nonqualified retirement plan (including its 401(k) plan) and any Company nonqualified deferred compensation plan, and

  (4)
  reimbursement for executive outplacement services obtained by the executive during the twelve month period following termination, to a maximum of $15,000.

        The CIC Agreements provide that payment of the severance benefits described above is contingent on the executive's executing a general release of claims in favor of the Company. In addition, the CIC Agreements include provisions under which, in consideration for the payments and benefits under the CIC Agreement, the executive agrees to:

  (1)
  Maintain and preserve the confidentiality of all Company confidential and proprietary information known to the executive as of the executive's termination of employment;

  (2)
  For a period of one year after termination of employment, not contact, solicit, or hire an employee of the Company (either directly or indirectly via a third party);

  (3)
  For a period of one year after termination of employment, not make any public or private statement that is critical of or disparaging to the Company or its officers, directors or employees.

        In the table below, we have estimated the potential cost to the Company of the payments and benefits each named executive officer covered by a CIC Agreement would have received if a change in control of the Company had occurred and/or his employment had terminated under the circumstances described in the CIC Agreements on December 28, 2007, the last business day of our fiscal year 2007.

	Severance Benefits

Name and Principal Position	Cash Severance Payment	Payment of COBRA Premiums(3)	Other	Fair Market Value of Accelerated Equity Compensation(2)	Total

William T. Yeates(1)(5) Chief Executive Officer	$1,160,494	$40,567	$15,000(4)	$1,124,750	$2,340,811

Jeffrey J. Kyle(5) VP Finance, Treasurer & Chief Financial Officer	$274,428	$20,284	$15,000(4)	$736,200	$1,045,912

Brad W. Godfrey(5) President & Chief Operating Officer	$438,333	$19,279	$15,000(4)	$920,250	$1,392,862

Randall H. Holliday(6) Secretary & General Counsel	$295,105	$20,284	$15,000(4)	$122,700	$453,089

Alexander Levran(6) Chief Technology Officer	$255,000	$20,284	$20,893(7)	$204,500	$500,677

(1)
Mr. Yeates resigned as Chief Executive Officer effective February 19, 2008. He is shown in this table for representative purposes only, to reflect his potential benefits as of December 28, 2007.

(2)
Based on closing price of $4.09 on 12/28/07, the last business day of our fiscal year 2007. As noted, above, each executive would be entitled to full acceleration of his equity-based awards upon a change in control of the Company.

(3)
Estimated cost to Company of premiums payable over applicable time period for the Named Executive Officer.

(4)
Maximum amount payable or to be reimbursed to the named officer for outplacement services. None of these executives had any unvested benefits under our 401(k) plan or any other retirement or deferred compensation plan as of December 28, 2007, except Dr. Levran, who was 80% unvested in the 401(k) plan as of that date.

(5)
As noted above in the discussion at "Potential Payments Upon Termination in Connection With Change in Control," severance benefits payable to Messrs. Yeates, Kyle and Godfrey may be eligible for "gross up" payments related to excise taxes assessed against and arising in relation to "excess parachute payments" under Section 280G of the U.S. Internal Revenue Code. No such gross-up payment would have been made to Messrs. Yeates, Kyle, or Godfrey if a change in control and/or termination of employment had occurred on December 28, 2007.

(6)
Under the applicable agreements in place with Mr. Holliday and Dr. Levran, each executive's severance benefits are subject to reduction to the extent they are deemed "excess parachute payments" and trigger liability for excise taxes. Accordingly, the actual amount of the executive's severance benefit may have been less than the amount reported in this table.

(7)
Includes the maximum amount payable to or to be reimbursed to Dr. Levran for outplacement services of $15,000, plus the amount of $5,893 relating to acceleration of the unvested Company matching contribution for Dr. Levran's 401(k) account as of December 28, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information about beneficial ownership of our common stock as of March 3, 2008 unless otherwise noted, by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock, each director, each executive officer, including the Named Executive Officers and all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner(1)	Number of Shares(2)	Percent of Total(3)
Waddell & Reed Financial, Inc.(4)	8,229,250	9.4
Wells Fargo & Company(5)	7,886,655	9.0
Security Investors, LLC(6)	6,961,400	8.0
Warren A. Stephens(7)	5,194,116	5.9
Bel Ventures Inc.(8)	4,370,052	5.0
Steven J. Goldman	3,235,566	3.7
Jon E.M. Jacoby(9)	1,683,446	1.9
William T. Yeates (former Chief Executive Officer)(10)	1,483,745	1.7
Brad W. Godfrey(11)	1,114,508	1.3
Richard J. Thompson	562,000	*
Jeffrey J. Kyle	261,425	*
Randall H. Holliday	241,366	*
Kendall R. Bishop	203,317	*
Jay Walters	165,523	*
Mark Melliar-Smith	76,167	*
Alexander Levran	44,681	*
Gayla J. Delly	38,000	*
Paul Ross	0	0
All current executive officers and directors as a group (12 persons)(2)	7,626,009	8.6

*
Less than 1%

(1)
The addresses for the listed beneficial owners are as follows: for Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas, 66202; for Wells Fargo & Company, 420 Montgomery Street, San Francisco, California, 94104; for Security Investors, LLC, One Security Benefit Place, Topeka, Kansas, 66636; for Warren A. Stephens, 111 Center Street, Little Rock, Arkansas, 72201; for Bel Ventures Inc., 206 Van Vorst Street, Jersey City, New Jersey, 07302; for Jon E.M. Jacoby, c/o the Stephens Group, LLC, 100 Morgan Keegan Drive, Little Rock, Arkansas, 72202; and for each other listed stockholder, c/o the Company, 740 Calle Plano, Camarillo, California, 93012.

(2)
Includes options to exercise shares of common stock held by the following individuals, and all executive officers and directors as a group, that were exercisable on or within 60 days after March 3, 2008, as follows: Goldman 655,000; Godfrey 320,000; Holliday 185,000; Walters 152,500; Bishop 145,000; Kyle 65,000; Melliar-Smith 62,500; Jacoby 50,000; Delly 30,000; and all current executive officers and directors as a group 1,665,000. Gives effect to the three-for-two and two-for-one splits of our common stock effected during 2000.

(3)
Under Rule 13d-3 of the Securities and Exchange Act of 1934 (the "Exchange Act"), certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within 60 days after the record date of March 3, 2008 are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership of voting power with respect to the number of shares of common stock actually outstanding at the record date.

(4)
Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 1, 2008, by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company. According to such filing, Waddell & Reed Financial, Inc. identifies itself as having indirect sole voting and dispositive power over the shares.

(5)
Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 4, 2008 by Wells Fargo & Company on its own behalf and on behalf of Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, and Wells Fargo Bank, National Association. According to such filing, Wells Fargo & Company beneficially owns 7,886,655 shares and has sole voting power over 7,829,555 shares and sole dispositive power over 7,844,887 shares.

(6)
Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2008 by Security Investors, LLC. According to such filing, Security Investors, LLC identifies itself as a registered investment adviser with sole voting and dispositive power over the shares.

(7)
Based on Amendment No. 7 to Schedule 13D filed with the SEC on February 14, 2008 by Warren A. Stephens, Co-Chairman of SF Holding Corp., and President and Chief Executive Officer of Stephens Inc, and other joint filing parties. Of the 5,194,116 shares, Mr. Stephens has sole voting and dispositive power over 4,602,451 shares, and shared voting and dispositive power over 591,665 shares. The 5,194,116 shares includes 130,171 shares owned by Warren Miles Amerine Stephens Trust, 130,171 shares owned by John Calhoun Stephens Trust, and 130,171 shares owned by Laura Whitaker Stephens Trust, each trust as to which Mr. Stephens, as sole trustee, has sole voting and dispositive power, 143,389 shares owned by Jackson T. Stephens Trust No. One as to which Mr. Stephens, as co-trustee with Jon E.M. Jacoby, has shared voting and dispositive power, 3,411,818 shares owned by Stephens Investments Holdings LLC as to which Mr. Stephens as manager, has sole voting and dispositive power, and 200,120 shares owned by Warren A. Stephens IRA as to which Mr. Stephens has sole voting and dispostive power. Also includes 8,347 shares owned by Stephens Investment Partners 2000A LLC, 12,095 shares owned by Stephens Investment Partners 2000B LLC, and 355 shares owned by Stephens Investment Partners 2001B LLC, as to which Mr. Stephens, as co-manager of each LLC, has shared voting and dispositive power. Also includes 206,540 shares held by Stephens Inc. in discretionary customer accounts as to which Mr. Stephens, as President of Stephens Inc., has shared voting and dispositive power, and 220,939 shares owned by Warren and Harriet Stephens Children's Trust for benefit of reporting person's children as to which Mr. Stephens may be deemed to have shared voting and dispositive power. Also includes 600,000 shares held by Stephens Inc., as to which Mr. Stephens has sole voting and dispositive power.

(8)
Based on Schedule 13D filed with the SEC on February 25, 2008 by Bel Fuse, Inc. and Bel Ventures Inc., a wholly-owned subsidiary of Bel Fuse Inc. According to such filing, the shares are owned directly by Bel Ventures Inc. and Bel Fuse, Inc. and Bel Ventures Inc. have shared voting and dispositive power over the shares.

(9)
Includes: 245,322 shares beneficially owned by Nicholas M. Stephens Trust AAAA and 245,322 shares owned by JT Stephens III Trust AAAA, as to which Mr. Jacoby has sole voting and dispositive power; 3,545 shares owned by Nicholas M. Stephens Trust AAAA and 3,545 shares owned by J.T. Stephens III Trust AAAA as to which Mr. Jacoby, as co-trustee of these trusts with Robert L. Schulte, has shared voting and dispositive power; 45,000 shares owned by Susan Stephens Campbell 1995 Trust UID 12/4/95, 45,000 shares owned by Craig D. Campbell, Jr. 1995 Trust UID 12/4/95 and 45,000 shares owned by Elizabeth Chisum Campbell 1995 Trust UID 12/4/95, as to which Mr. Jacoby, as a co-trustee of these trusts with Robert L. Schulte, has shared voting and dispositive power; 19,585 shares owned by Susan Stephens Campbell 2004 Trust, 19,585 shares owned by Craig D. Campbell, Jr. 2004 Trust and 19,585 shares owned by Elizabeth Chisum Campbell 2004 Trust, as to which Mr. Jacoby, as a co-trustee of these trusts with Emon Mahoney has shared voting and dispositive power; 295,451 shares beneficially owned by Jacoby Enterprises, Inc. to which Mr. Jacoby has sole voting and dispositive power; 132,955 shares owned by Jacoby Enterprises, Inc. as to which Mr. Jacoby has sole voting and dispositive power; 283,544 shares beneficially owned by Coral Two Corporation as to which Mr. Jacoby has sole voting and dispositive power; 30,566 shares owned by Delaware Charter Guarantee & Trust F/B/O Jon E.M. Jacoby Keogh as to which Mr. Jacoby has sole voting and dispositive power; 77,048 shares beneficially owned by Mr. Jacoby as to which Mr. Jacoby has sole voting and dispositive power; 8,322 shares owned by Mr. Jacoby as to which Mr. Jacoby has sole voting and dispositive power; and 20,682 shares owned by J&J Partners as to which Mr. Jacoby has sole voting and dispositive power; and 143,389 shares owned by Jackson T. Stephens Trust No. One as to which Mr. Jacoby, as co-trustee with Warren A. Stephens (as described in footnote 7 above), has shared voting and dispositive power.

(10)
Mr. Yeates resigned as a director and as our chief executive officer on February 19, 2008. The number of shares held by Mr. Yeates in the table above have not been included in the total calculation for all current executive officers and directors as a group.

(11)
Of the number of shares owned by Mr. Godfrey, 569,508 shares are held in a margin account at a brokerage firm. Under the terms of the margin account agreement, stocks and other assets held in the account may be pledged to secure margin obligations under the account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that during 2007 our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements except as follows:

        On June 11, 2007, a Form 4 for Jeffrey J. Kyle was filed later than required. This filing reported 3,575 shares withheld on May 17, 2007 as payment of payroll tax liability due upon the vesting of 10,000 restricted stock units on May 17, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

        Per action of its Board of Directors, the Company has adopted a written policy and procedure for the review, approval or ratification of related party transactions. Primary authority and responsibility for administration of this policy and procedure rests with the Audit Committee of the Board of Directors.

        The Secretary of the Company is responsible for coordination with applicable parties to make initial determination if a given proposed transaction would be considered a related party transaction. Persons proposing to enter into a potential transaction with the Company provide the Secretary with notice of the proposed transaction that includes information that covers:

  •
  the person's relationship to the Company and the person's interest in the transaction

  •
  the material terms of the proposed transaction, including the aggregate value or, in the case of indebtedness, the aggregate principal and interest rate

  •
  the benefits to the Company of the proposed transaction

  •
  if applicable, the availability of other sources of comparable products or services

  •
  an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party.

        If the applicable proposed transaction is determined to be a related party transaction, the proposed transaction is presented to disinterested members of the Audit Committee for consideration and approval.

        All applicable transactions are subject to approval or ratification of the Audit Committee. The Audit Committee evaluates applicable transactions with attention to and consideration of all relevant facts and circumstances, including benefits to the Company, the potential effect of a given proposed transaction on the independence of the related party, the availability of alternative non-related products or services, the terms of the proposed transaction, and other criteria deemed relevant to the Audit Committee.

        The Audit Committee may approve a related party transaction if the Audit Committee determines that the given transaction is on terms that are not inconsistent with the best interests of the Company and its shareholders.

        In the event a given transaction involves multiple members of the Audit Committee, the proposed transaction will be considered by disinterested members of the Board of Directors in place of the Audit Committee.

RELATIONSHIPS AND TRANSACTIONS

  Transactions with Benchmark Electronics

        Ms. Gayla Delly, a director of the Company, is the President of Benchmark Electronics, a contract manufacturer to whom products are sold. During the year ended December 30, 2007, we recognized revenue on sales to Benchmark Electronics in the amount of $2.6 million, representing less than 1% of the Company's consolidated gross revenues during such fiscal year. At December 30, 2007, we were owed $0.7 million by Benchmark Electronics for products sold to Benchmark Electronics. Revenues received from Benchmark Electronics during the past three fiscal years have been less than 5% of the Company's consolidated gross revenues for the applicable fiscal years.

  PWER Bridge LLC Loan

        During the year ended December 30, 2007, we had a loan outstanding for $50 million under a promissory note (the "Note") issued to PWER Bridge in connection with our acquisition of the Power Electronics Group of Magnetek, Inc. in October 2006. The Note was originally due on April 30, 2008, but was extended to April 30, 2010, as described below. A loan fee of approximately $0.3 million was paid to PWER

Bridge upon issuance of the Note. Interest on the outstanding principal balance of the Note accrued at a rate of 10% per annum until October 23, 2007 and at a rate of 12% thereafter. On October 23, 2007, the first anniversary date of the Note, a 1% maintenance fee (i.e. $0.5 million) accrued and was paid on the outstanding principal balance. We paid PWER Bridge approximately $5.6 million of interest for the year ended December 30, 2007 and no interest was paid during the year ended December 31, 2006 on the Note. At December 30, 2007, we owed $50.6 million in principal and interest to PWER Bridge.

        On March 6, 2008, we extended the maturity date of the Note to April 30, 2010 pursuant to the terms of an Amended and Restated Loan Agreement (the "Amended Loan Agreement"). In connection with obtaining the extension, we paid PWER Bridge a loan extension fee of $0.5 million, equal to 1% of the outstanding amount of the Note. Interest will continue to accrue at 12% per annum on the outstanding principal balance of the Note and will be payable monthly in cash. A maintenance fee is payable on each anniversary of the date of the Amended Loan Agreement, equal to 1% of the outstanding principal balance on such date, and the Note is prepayable at any time without premium or penalty.

        PWER Bridge is 100% owned by Warren A. Stephens, who owns approximately 5.9% of our outstanding common stock as of March 3, 2008. Mr. Stephens also has a 50% interest in SF Holding Corp., which was one of our significant stockholders at the time the original loan was entered into with PWER Bridge. One of our directors, Mr. Jacoby was an Executive Vice President of SF Holding Corp. at the time the original loan was entered into. However, at the time the original loan was entered into, Mr. Jacoby had no ownership interest, management or officer status in, or ability to control, direct, influence or impact the business or affairs conducted by PWER Bridge or any entity that controls PWER Bridge. Mr. Jacoby subsequently resigned his office in SF Holding Corp. in late 2006.

        Mr. Stephens also owns 100% of Stephens Insurance. We paid Stephens Insurance approximately $0.2 million for insurance brokerage services provided during each of the years ended December 30, 2007 and December 31, 2006.

FINANCIAL AND OTHER INFORMATION

Our Annual Report for the fiscal year ended December 30, 2007, including financial statements, together with this proxy statement is being sent to stockholders of record on March 3, 2008, as of the close of business on or about March 14, 2008. We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, including financial statements and the financial statement schedule as filed with the SEC, to any stockholder who submits a written request to our Secretary at our principal executive offices.

OTHER MATTERS

The Board of Directors knows of no other matters that have been submitted on a timely basis for voting at this Annual Meeting. If any other matters come before the stockholders at this Annual Meeting, including a motion to adjourn the meeting to another time or place to solicit additional proxies in favor of the recommendation of the Board of Directors, and authority to do so is included in the proxy, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board of Directors may recommend.

Important Notice Regarding the Availability of
Proxy Materials for the Stockholder
Meeting to be Held on April 22, 2008

        The proxy statement and annual report to stockholders are available at www.power-one.com under "Investors/SEC Filings."

By Order of the Board of Directors,

Randall H. Holliday
 Secretary

Camarillo, California
March 14, 2008

POWER-ONE, INC.
2004 STOCK INCENTIVE PLAN

1.     PURPOSE OF PLAN

  The purpose of the Power-One, Inc. 2004 Stock Incentive Plan (this "Plan") of Power-One, Inc., a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.     ELIGIBILITY

  The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of the Corporation's or one of its Subsidiary's securities) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

  3.1
  The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

    With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

  3.2
  Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

  (a)
  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

  (b)
  grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

  (c)
  approve the forms of award agreements (which need not be identical either as to type of award or among participants);

  (d)
  construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, it Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

  (e)
  cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

  (f)
  accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

  (g)
  adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

  (h)
  determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the

      Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award;

    (i)
    determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

    (j)
    acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

    (k)
    determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

  3.3
  Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

  3.4
  Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

  3.5
  Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

  4.1
  Shares Available.    Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

  4.2
  Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "Share Limit") is 4,750,000 shares. The following limits also apply with respect to awards granted under this Plan:

  (a)
  The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 1,000,000 shares.

  (b)
  The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,500,000 shares.

  (c)
  The maximum number of shares of Common Stock subject to all awards that are granted during any calendar year to any individual under this Plan is 1,500,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

    (d)
    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted under this Plan, other than those described in the next sentence, is 2,500,000 shares. This limit does not apply, however, to (1) shares delivered in respect of compensation earned but deferred, (2) except as expressly provided in Section 5.1.1 (which generally requires that shares delivered in respect of "discounted" stock options be charged against this limit), shares delivered in respect of stock option grants, and (3) except as expressly provided in Section 5.1.2 (which generally requires that shares delivered in respect of "discounted" stock appreciation right grants be charged against this limit), shares delivered in respect of stock appreciation right grants.

    (e)
    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to non-employee directors under this Plan is 500,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred. For this purpose, a "non-employee director" is a member of the Board who is not an officer or employee of the Corporation or one of its Subsidiaries.

    (f)
    Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

    Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

  4.3
  Awards Settled in Cash, Reissue of Awards and Shares.    To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

  4.4
  Reservation of Shares; No Fractional Shares; Minimum Issue.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.     AWARDS

  5.1
  Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

    5.1.1    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO, otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the limit of Section 4.2(d) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

    5.1.2    Additional Rules Applicable to ISOs.    To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

    5.1.3    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the "base price") as set forth in the applicable award agreement, except as follows: (a) in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares actually delivered in respect of such award shall be charged against the limit of Section 4.2(d) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. The maximum term of an SAR shall be ten (10) years. The Administrator may grant limited SARs which are exercisable only upon a change in control or other specified event and may be payable based on the spread between the base price of the SAR and the fair market value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of such event.

    5.1.4    Other Awards.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

  5.2
  Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant ("Qualifying Options" and "Qualifying SARS," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

    5.2.1    Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

    5.2.2    Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the Corporation or one of its Subsidiaries's financial reporting. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

    5.2.3    Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 1,500,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $1,000,000.00. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

    5.2.4    Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

    5.2.5    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

    5.2.6    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders first approve this Plan (subject to any extension that may be subsequently approved by the Corporation's stockholders).

  5.3
  Award Agreements.    Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

  5.4
  Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

  5.5
  Consideration for Common Stock or Awards.    The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Corporation, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned shares of Common Stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

    In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

  5.6
  Definition of Fair Market Value.    For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ Global Market Reporting System (the "Global Market") for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

  5.7
  Transfer Restrictions.

    5.7.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

    5.7.2    Exceptions.    The Administrator may permit awards to be exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant's immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the participant and/or members of the participant's immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Consistent with Section 8.1, any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation's ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 5.7.3, ISOs and restricted stock awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

    5.7.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

      (a)
      transfers to the Corporation,

      (b)
      the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

      (c)
      subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

      (d)
      if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

      (e)
      the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

  5.8
  International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.     EFFECT OF TERMINATION OF SERVICE ON AWARDS

  6.1
  General.    The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

  6.2
  Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

  6.3
  Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.     ADJUSTMENTS; ACCELERATION

  7.1
  Adjustments.    Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

    Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

    It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

    Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

  7.2
  Corporate Transactions—Assumption and Termination of Awards.    Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

    Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

    The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

    In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

    Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

  7.3
  Other Acceleration Rules.    The Administrator may override the provisions of Section 7.2 and/or 7.4 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

  7.4
  Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall any award or payment be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Corporation or any of its Subsidiaries, would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable award agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the

    Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.     OTHER PROVISIONS

  8.1
  Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

  8.2
  Employment Status.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

  8.3
  No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

  8.4
  Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

  8.5
  Tax Withholding.    Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

  (a)
  require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

  (b)
  deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

    In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator's approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

  8.6
  Effective Date, Termination and Suspension, Amendments.

    8.6.1    Effective Date.    This Plan is effective as of January 27, 2004, the date of its approval by the Board (the "Effective Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

    8.6.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

    8.6.3    Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

    8.6.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

    8.6.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

  8.7
  Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

  8.8
  Governing Law; Construction; Severability.

    8.8.1    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

    8.8.2    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

    8.8.3
    Plan Construction.

    (a)
    Rule 16b-3.    It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

    (b)
    Section 162(m).    Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

  8.9
  Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

  8.10
  Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

  8.11
  Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

  8.12
  No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

  8.13
  Other Company Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its subsidiaries.

POWER-ONE, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement, hereby appoints the Chief Executive Officer, Richard J. Thompson, the Chief Financial Officer, Jeffrey J. Kyle, and the Secretary and General Counsel, Randall H. Holliday, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse, all common shares of Power-One, Inc. held of record by the undersigned on March 3, 2008, at the Annual Meeting of Stockholders to be held on Tuesday, April 22, 2008 at Marriott Courtyard, 4994 Verdugo Way, Camarillo, California at 8:00 a.m. Los Angeles time, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

POWER-ONE, INC.

April 22, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/    Please detach along perforated line and mail in the envelope provided.    \/

20430300000000000000 2	050404

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTORS AND "FOR" PROPOSALS 2, 3, AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following nominees for director:
	FOR	WITHHOLD
Nominees:
Kendall R. Bishop	☐	☐
Gayla J. Delly	☐	☐
Steven J. Goldman	☐	☐
Jon E.M. Jacoby	☐	☐
Mark Melliar-Smith	☐	☐
Richard J. Thompson	☐	☐
Jay Walters	☐	☐

2. Amend the 2004 Stock Incentive Plan.
FOR	AGAINST	ABSTAIN
☐	☐	☐
3. Proposal to ratify the Appointment of Deloitte & Touche LLP as the independent auditors for the Company.
FOR	AGAINST	ABSTAIN
☐	☐	☐
4. The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors, on such other business as may properly come before the meeting, including a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 22, 2008
The proxy statement and annual report to stockholders are available at www.power-one.com under "Investors/SEC Filings." This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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NON-EMPLOYEE DIRECTOR COMPENSATION—FISCAL 2007
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EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
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POWER-ONE, INC. 2004 STOCK INCENTIVE PLAN